Exhibit 10.43

          TEXAS JUVENILE PROBATION COMMISSION CONSTRUCTION BOND PROJECT
                            OFFICIAL NOTICE OF AWARD

     On June 7, 1996 the board of the Texas Juvenile Probation Commission voted to allocate funds to applicants for the construction bond project, pending the approval of such applications by the Texas Public Finance Authority. As one of the counties selected for funding, this is your official notification and letter of acceptance.

     The board voted to allocate up to $2,550,000 to Colorado County to construct a minimum of 100 post-adjudicatory secure beds. Any project whose actual construction costs are less than the award will have the balance de-obligated, and the funds will be reallocated to other projects. Any actual costs in excess of those projected in the application must be borne by the county. The final award of the funds is contingent upon:

1. Texas Public Finance Authority and Bond Review Board approval.
2. Approval and verification of the local 25% match requirement.
3. Correction of any deficiencies noted in the site evaluation report.
4. Formal acceptance of the award and all applicable conditions of the award. By signing below, the county formally accepts the amount and conditions of the award:


-----------------------------------------
County Judge, County of Colorado



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-----------------------------------------
Juvenile Board Chairman, Colorado County


-----------------------------------------
Tri-County Juvenile Board, Chairman




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            MANAGEMENT AGREEMENT FOR OPERATION OF THE COLORADO COUNTY
                          JUVENILE RESIDENTIAL FACILITY

     This Management Agreement (as amended or supplemented as herein provided, the "Agreement") is made and entered into by and between Esmor Correctional Services, Inc., a duly organized corporation of the State of Delaware ("Esmor"), and Colorado County, Texas, a political subdivision of the State of Texas (the "County").


                                   WITNESSETH:

     WHEREAS, the County desires to build and operate a post adjudication juvenile facility containing a total of one hundred (100) juvenile detention beds (the "Facility");

     WHEREAS, the County desires to engage Esmor to manage and operate the Facility and to provide the program services described herein (the "Programs") under the terms and conditions contained herein.

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter contained, and subject to the conditions herein set forth, the parties hereto covenant, agree, and bind themselves as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

     1.1 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     1.1.1 All references in this instrument to designated "Articles", "Sections", "Exhibits", and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this instrument as originally executed.

     1.1.2 The words "herein", "hereof 1, and hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, or other subdivision.

     1.1.3 This Agreement contains references to documents and other instruments that are not in existence on the date of execution hereof. When and as such instruments are prepared and are approved by Esmor and the County the references herein to such instruments and to any capitalized terms used therein shall have the same effect as though such instruments existed on the date of execution hereof.



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     1.2  Service  Commencement  Date.  Shall  mean the date  upon  which  Esmor commences the provision of operational and management services of the Facility.


                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations of Esmor. Esmor represents and warrants to and for the benefit of the County, with the intent that the County will rely thereon for purposes of entering into this Agreement, as follows:

     2.1.1 Organization and Qualification. Esmor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own or lease its properties and conduct its business as presently conducted.

     2.1.2 Authorization. This Agreement has been duly authorized, executed, and delivered by Esmor and, assuming due execution and delivery by the County, constitutes a legal, valid, and binding agreement enforceable against Esmor in accordance with its terms.

     2.1.3 No Violation of Agreements, Articles of Incorporation, or Bylaws. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease, loan agreement, license, security agreement, contract, governmental license or permit, or other agreement or instrument to which Esmor is a party or by which its properties are bound, or any order, rule, or regulation of any court or any regulatory body, administrative agency, or properties, except any such conflict, breach, or default which would not materially and adversely affect Esmor's ability to perform its obligations under this Agreement, and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under, the Articles of Incorporation (or other corresponding charter document) or Bylaws of Esmor.

     2.1.4 No Defaults Under Agreements. Esmor is not in default, nor is there any event in existence which, with notice or the passage of time or both, would constitute a default by Esmor, under any indenture, mortgage, deed of trust, lease, loan agreement, license, security agreement, contract, governmental license or permit, or other agreement or instrument to which it is a party or by which any of its properties are bound and which default would materially and adversely affect Esmor's ability to perform its obligations under this Agreement.

     2.1.5 Compliance with Laws. Neither Esmor not its officers and directors purporting to act on behalf of Esmor have been advised, and have no


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reason to believe,  that Esmor or such officers and directors have not been conducting business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which Esmor is conducting business including all safety laws and laws with respect to discrimination in hiring, promotion or pay of employees or other laws affecting employees generally, except where failure to be so in compliance would not materially and adversely affect Esmor' s ability to perform its obligations under this Agreement.

     2.1.6 No Litigation. There is not now pending or, to the knowledge of Esmor, threatened, any action, suit, or proceeding to which Esmor is a party, before or by any court or governmental agency or body, which might result in any material adverse change in Esmor' s ability to perform its obligations under this Agreement, or any such action, suit, or proceeding related to environmental or civil rights matters; and no labor disturbance by the employees of Esmor exists or is imminent which might be expected to materially and adversely affect Esmor's ability to perform its obligations under this Agreement.

     2.1.7 Taxes. Esmor has filed all necessary federal, state, and foreign income and franchise tax returns and has paid all taxes as shown to be due thereon; and Esmor has no knowledge of any tax deficiency which has been or might be asserted against Esmor which would materially and adversely affect Esmor's ability to perform its obligations under this Agreement.

     2.1.8 Disclosure. There is no material fact which materially and adversely affects or in the future will (so far as Esmor can now reasonably foresee) materially and adversely affect Esmor's ability to perform its obligations under this Agreement which has not been accurately set forth in this Agreement or otherwise accurately disclosed in writing to the County by Esmor prior to the date hereof.

     2.2 Representations of the County. The County represents and warrants to and for the benefit of Esmor with the intent that Esmor will rely thereon for purposes of entering into this Agreement as follows:

     2.2.1 Authorization. The County has the requisite power to enter into this Agreement and perform its obligations hereunder and by proper action has duly authorized the execution, delivery, and performance hereof.

     2.2.2 No Violation of Agreements. The consummation of the transaction contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under any other agreement or instrument to which the County is party or by which its properties, except any such conflict, breach or default which would not materially and adversely affect the County's ability to perform its obligations under this Agreement.

     2.2.3 Disclosure. There is no material fact which materially


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and  adversely  affects or in the future will (so far as the County can now reasonably foresee) materially and adversely affect the County's ability to perform its obligations under this Agreement, which has not been accurately set forth in this Agreement or otherwise accurately disclosed in writing to Esmor by the County prior to the date hereof.


                                  ARTICLE THREE
                    EFFECTIVE DATE, INITIAL TERM, EXTENSIONS

     3.1 Effective Date of Agreement, Initial Term. This Agreement shall become effective upon its execution and delivery, and shall continue in full force and effect unless sooner terminated, as hereinafter provided, for an initial term ending five (5) years from the date the Facilities are completed (the "Commencement Date"); provided, however, that the County shall have the right to terminate this Agreement upon at least sixty (60) days advance written notice to Esmor, on the third anniversary date of the Commencement Date.

     3.2 Renewal. The County and Esmor shall have the option to renew the term of this Agreement for a period of five (5) years by agreeing to such renewal in writing on or before ninety (90) days prior to the expiration of the initial term of this Agreement. The County and Esmor shall have two (2) additional options to renew the term of this Agreement for two (2) successive option terms of five (5) years each by agreeing to each renewal in writing on or before ninety (90) days prior to the expiration of the preceding option period.


                                  ARTICLE FOUR
                                  THE FACILITY

     4.1 Financing. The County has submitted a proposal in response to a request for proposal issued by the Texas Juvenile Probation Commission (the "TJPCII) which has been accepted by the TJPC. Pursuant to the County's proposal, the County and the TJPC will enter into an agreement (the "TJPC Agreement") whereby the TJPC will advance up to $2,550,000.00 (the TJPC Funds") to the County for the design and construction of the Facility. The Facility will contain a minimum of eight (8) and a maximum of ten (10) beds which meet TJPC standards for pre-adjudication and administrative segregation beds. Esmor agrees to advance to the County an amount equal to one-fourth of the amount of the TJPC Funds up to a maximum amount equal to $637,500.00 (the "Esmor Funds"). The TJPC Funds and the Esmor Funds are sometimes referred to herein as the "Project Funds". The County agrees to use the Project Funds solely for the purpose of designing and constructing the Facility. The County agrees to cause the Facility to be completed for an amount equal to the Project Funds plus whatever County funds are available for such purpose. Esmor shall deliver the Esmor Funds to an escrow agent acceptable to the County and Esmor pursuant to


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an escrow  agreement  acceptable  to said parties on or before  thirty (30)
days after the date of execution of the TJPC Agreement with the County. The escrow agreement shall provide that the County shall use the Esmor Funds only for the purpose of designing and constructing the Facility and that the Esmor Funds may be drawn upon by the County prior to the use of any TJPC Funds for the purpose of constructing the Facility. The escrow agreement will have attached as an exhibit the contracts between the County and each architect and engineer performing design services for the County in connection with the Facility and the construction contract for the construction of the Facility, complete with draw schedules governing the advance of Project Funds under such contracts. In the event an entered into by the 1996, then Esmor may to the County escrow agreement acceptable to Esmor is not County and Esmor on or before September 15, terminate this Agreement upon written notice

     4.2 Construction. The design and construction of the Facility shall be performed pursuant to contracts awarded in the name of the County. The County, at its own expense and not using any Project Funds, will provide all road work and drives necessary for the Facility. The County shall enter into a contract with the City of Eagle Lake, Texas, wherein the City of Eagle Lake agrees to, free of charge to the County and not using any Project Funds (i) acquire the tract of land containing at least thirteen (13) acres of land and described in Exhibit "A" attached hereto (the "Site"), (ii) either convey the Site to the County or lease the Site to the County for a period of at least twenty (20) years after the Commencement Date, and (iii) provide the other services to the Facility described on Exhibit "B" attached hereto.

     Esmor shall act in an advisory role during the construction process, and shall be available for consultation with the County, its design professionals and contractors on the construction of the Facility; however, Esmor shall not serve as the construction manager of the construction of the Facility and shall not have any liability to the County or any other party for any design or construction defect or otherwise in connection with the design or construction of the Facility.

     4.3 Payment to Esmor. In the event the TJPC fails to provide all of the TJPC Funds to the County as contemplated herein, or in the event the Facility is not completed or made operational on or before September 15, 1997 for any reason other than Esmor's default hereunder, then Esmor shall have the right to terminate this Agreement and the County shall immediately pay Esmor $637,500.00. In the event the County or Esmor terminates this Agreement at any time, or in the event this Agreement expires and is not renewed by the County and Esmor prior to the date twenty (20) years after the Commencement Date, the County shall pay Esmor an amount equal to the product obtained by multiplying $637,500.00 by a fraction, the denominator of which is twenty (20) and the numerator of which is the number of whole and fractional years from the date of termination until the date twenty (20) years after the Commencement Date. In the event this Agreement is terminated and the County desires to engage another firm


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to manage and operate the  Facility,  the County  shall  require such other firm to reimburse the County for the fee paid to Esmor as set forth herein.

     4.4 Compliance with Codes, Standards and Guidelines. The County will build the Facility in compliance with all state, local and generally recognized building and construction codes, including, without limitation, all applicable standards and guidelines promulgated by the American Corrections Association and Texas Juvenile Probation Commission Standards for Post Adjudication. Facilities. The County shall obtain all permits and licenses required by any governmental entity having power to control or regulate the operation of the Facility. The County shall cause the County Juvenile Board to inspect the Facility annually and provide the necessary certifications for the continued operation of the Facility.

     4.5 Fixtures and Equipment. The County shall provide a complete Facility, including a parking lot with eighty (80) parking spaces, all necessary systems and components such as heating, air conditioning, electrical, plumbing, door, window and fire alarm systems, internal fixtures, fixed furniture (including, without limitation, beds) exterior security lighting, interior emergency lighting, interior security system, all connections to utilities, including water, sewer, electricity, gas, telephone, etc., entry ways, parking areas, walkways, recreation, physical fitness areas, grounds, fences, etc. Esmor shall provide the operational administrative equipment such as desks, chairs, telephone systems and filing equipment required to operate the Facility.

     4.6 Repairs and Maintenance. The County shall, at its own expense, maintain the physical structure of the Facility, and make all necessary structural repairs and improvements to the Facility including, but not limited to, repairs and improvements to the foundation, walls, roof, underground and concealed plumbing, heating, ventilating and air conditioning system, drives, parking areas, fixed furniture fixtures and equipment, fire protection systems, appliances, wiring and electrical systems, to keep the Facility in good repair working order and condition. Esmor will, at its sole cost and expense, replace all light bulbs and ballasts as necessary, be responsible for janitorial and cleaning services at the Facility and perform routine maintenance and repairs at the Facility resulting from normal wear and tear.

     4.7 Utilities. Esmor shall pay for the use of all utilities necessary and/or required for the operation of the Facility such as electricity, gas, telephone service, water, sewer, waste and trash removal, etc.

     4.8 Taxes and Charges. Esmor shall pay or discharge, or cause to be paid or discharged, before the same become delinquent, all income, payroll and worker's compensation taxes assessed against Esmor in connection with its operation of the Facility.

     4.9 Administrative Offices. Esmor agrees to make three (3) offices at the


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Facility  available  for use by the County  for  juvenile  probation  staff personnel.


                                  ARTICLE FIVE
                    OPERATION AND MANAGEMENT OF THE FACILITY

     5.1 General Duties and Obligations; Standards. Esmor shall provide the operations and management services described herein and operate, maintain and manage the Programs in compliance with all applicable federal and state constitutional requirements and laws, with all applicable provisions and standards (and/or any variances originally granted by the County) , with all applicable standards of the Texas Juvenile Probation Commission.

     5.2 Policies. Esmor shall establish written policies, procedures and operation manuals in regard to the Facility operation and juvenile supervision for which it is responsible pursuant to the terms of this Agreement. Said written policies, procedures and operation manuals shall comply with all applicable federal and state constitutional requirements and laws, all applicable standards of the Texas Juvenile Probation Commission. Said written policies, procedures and operations manuals shall be the property of Esmor, and shall continue to be the property of Esmor.

     5.3 Specified Duties and Obligations. Esmor's duties and obligations shall include, but not be limited to, each of the activities specified below. Esmor's written system of policies, procedures and operation manuals described in
Article V, Section 5.2 shall address these specified duties and obligations.

     5.3.1 Administration of the Facility. Esmor shall appoint a Facility Administrator to manage on-site Esmor' s day-to-day operation of the Facility. The position of Facility Administrator shall be staffed by a professional experienced in the administration of a like correctional facility.

     5. 3.2 Staffinq. Esmor shall at all times provide adequate staffing of the Programs in compliance with standards and TJPC policies. Esmor shall be responsible for employee benefits, including medical insurance, worker's compensation insurance, and other benefits.

     5.3.3 Personnel Recruitment and Selection. Esmor's recruitment, selection and employment of all personnel shall conform. to the rules and regulations of the Equal Employment Opportunity Commission. Esmor shall adopt and implement a nondiscriminatory policy with respect to handicap, race, color, religion, sex, age and national origin. Esmor shall provide access to records required by law to be maintained of such nondiscriminatory action upon request by the County. A notice evidencing Esmor' s adoption and commitment to this policy shall be posted in a conspicuous location at the Facility.



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     5 3 4 Employee Training. Esmor shall provide, at its own expense,  adequate training for each of its employees. To the extent necessary, Esmor shall train employees to assure their ability to comply with applicable policies, procedures and operation manuals as specified by Esmor.

     5 .3. 5 Programs. Esmor shall deliver to the juvenile population all program services required by federal and state regulatory agencies, the Texas Juvenile Probation Commission.

     5.3. 6 Rights of Juveniles. Esmor shall implement the proper policies, procedures and staff training to ensure that juvenile rights are not violated and that all activities that take place within the Programs with respect to juveniles complies with applicable standards, policies and procedures.

     5.3 .7 Juvenile Supervision. Esmor shall provide such security and supervision of juveniles as is required by sound juvenile correctional practices to maintain the safety, security and order of the Programs, to carry out program requirements and to protect the safety and well-being of juveniles, staff, visitors and surrounding community. In the event of any disturbance caused by the juveniles, or if any security threat or peril, should occur within the Programs or on its premises, either of which poses a material threat to persons or property, Esmor shall immediately notify the Eagle Lake Police Department, the Colorado County Sheriff and the County Judge. In the event of any such occurrence, Esmor shall, as requested, cooperate with the County and any appropriate law enforcement authorities in restoring order.

     5.3. 8 Securing Points of Facility Access. Esmor shall operate and control all points of ingress and egress.

     5.3.9 Safety and emergency Plan. Esmor shall operate and maintain the grams in compliance with the National Fire Protection Association Life Safety Code 101, applicable State of Texas regulations to safety and emergency planning and County policies and procedures related to safety and emergency planning. Esmor shall have an emergency plan for various emergency events and fire prevention and suppression plan.

     5.3.10 Records and Reports Esmor shall maintain proper accounts with respect to all activities. Said records shall be the property of Esmor, and shall continue to be the Property of Esmor. All records, reports and other statistical data required to be kept by the TJPC shall be collected by Esmor.

     5.3 11 Juvenile Records. Esmor shall make all record entries in a timely manner. 1 juvenile information maintained by Esmor shall be considered confidential and subject to release or disclosure only (i) as required by law,
(ii) in compliance with the order of any court having jurisdiction ' (iii) in defense of any proceeding to which Esmor or its employees or agents are a party or (iv) to


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physicians or other health care providers for use in treatment.

     5.312 Health Care Services. Esmor shall provide a physician licensed and practicing in the State of Texas to review the medical and health care policies, procedures and practices of Esmor. Esmor shall Provide nursing coverage by a nursing professional who shall meet the licensing and certification requirements of the State of Texas. Esmor's medical and health care services shall- be limited to those services that the State of Texas regulations allow to be performed by a Registered Nurse, a Licensed Practical Nurse and a Licensed Vocational Nurse. Esmor shall provide transportation within Colorado County, Texas for juveniles to medical appointments or for the purpose of obtaining medical treatment not available at the Programs site, except, in any case of medical emergency, upon which Esmor shall provide transportation of juveniles to the nearest point of medical care Esmor shall not be required to assume responsibility for the payment of any juvenile's prescription medications, medical care, hospitalization or institutionalization outside the Facility but Esmor shall be responsible for security and supervision of the. juvenile out-side the Facility within Colorado County, Texas. As used herein, "medical care" means all types of health related services, including but not limited to dental, psychological, psychiatric, optical, chiropractic, laboratory, and diagnostic, as well as the services traditionally rendered by medical doctors. The- additional costs in connection with any juvenile's prescription medications, medical care, hospitalization, institutionalization, and/or security and supervision outside the Facility will be charged to the county (or other entity) referring the juvenile to the Facility and shall be in addition to the amount due under paragraph 6.1 hereof.

     5.3.13 Laundry and Juvenile Clothing. Esmor shall provide full juvenile laundry services and clothing in compliance with applicable standards, and appropriate to the time of year, weather conditions and type of activity.

     5.3.14 Religious Services. The County shall arrange for religious services to be conducted for juveniles at the Facility.

     5.3.15 Essentials. Esmor shall provide at its expense, all supplies, including hygiene items, clothing, paper, envelopes, stamps, pencils, paper, program support materials and supplies, building support materials and supplies and supplies for juvenile quarters (e. g., sheets, pillowcases, blankets, towels) necessary to meet applicable standards.

     5.3.16 Additional Services. The County, at its option, may contract with Esmor for additional programs or services. Esmor agrees to cooperate with the County in the provision of such additional programs and services.

     5.3.17 Food Services. Esmor will provide all food services for all juveniles at the Facility in compliance with applicable laws and regulations. The


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County will use its  reasonable  best efforts to enter into a contract with the appropriate public school district prior to the Commencement Date which requires such school district to pay to Esmor all amounts received by such school district for the provision of food services to juveniles at the Facility. On or before July 1, 1997, the County shall apply to the Texas Department of Human Services to be reimbursed for the cost of food services at the Facility, and commencing September 1, 1997, the County shall pay to Esmor all amounts paid to the County by the Texas Department of Human Services for the provision of food services to juveniles at the Facility.

     5.3.18 Educational Services. The County shall enter into an agreement with the appropriate public school district to provide educational services to juveniles at the Facility in compliance with TJPC requirements.


                                   ARTICLE SIX
                            COMPENSATION AND PAYMENTS

     6.1 Compensation for Services. Esmor agrees to provide residential services and programs at a per them rate selected by Esmor not to exceed the maximum per them rate allowed by the State of Texas, from time to time. The current maximum per them rate allowed by the State of Texas is $83.43 for a level 4 placement; however, the parties acknowledge that this amount is subject to change by the State of Texas. The amount due to Esmor hereunder for each juvenile shall not be an obligation of any party other than the county (or other entity) referring such to the Facility. Esmor agrees to Pay the County an amount equal to $0.25 for each per diem amount received by Esmor within thirty (30) days after the end of the calendar month for which such payments are received- All such amounts paid to the County shall be held by the County in a separate fund and used solely for the purposes of making repairs to the Facility, paying costs of insuring the Facility and making improvements to the Facility.

     6.2 Billing. Esmor shall submit invoices to the referring county as on as practicable after the last day of each month for the services performed in the month just ended. Payment for the services and any expenses which are the responsibility of the referring county which are invoiced are due and payable upon receipt of the invoices


                                  ARTICLE SEVEN
                             DEFAULT AND TERMINATION

     7.1 Notice of Default: opportunity to Cure. The breach by either party of any covenant, representation, or warranty shall constitute an event of default. In such event, the injured party shall provide the defaulting party 60 days written notice of the default, and allow the defaulting party a sixty (60) day period to proceed with reasonable efforts to cure such default. If a party fails to proceed with reasonable efforts to cure such default, either party shall have the option, with sixty (60) days written notice, to terminate this Agreement.

     7.2 Termination. The County and Esmor shall each have the right to terminate this Agreement for any reason sixty (60) days after delivery of written notice of such termination to the other party hereto. In such event the County shall pay to Esmor on the date of such termination an amount calculated as set forth in the second paragraph of Section 4.3 of this Agreement.

     7.3 Arbitration. This Agreement is subject to arbitration pursuant to the provisions of the Texas General Arbitration Act, Texas Revised Civil Statutes,
Article 224 et. seq.


                                  ARTICLE EIGHT
                      ADMISSION AND DISCHARGE OF JUVENILES

     8.1 Admission to the Detention Center. Esmor shall accept for admission to the Facility competent juveniles who meet the criterion set forth by State law, standards and County policies and procedures, subject to the following limitations:

     8-1.1 Esmor shall not be required to accept juveniles presented for admission who, in the judgment of Esmor, appear to be seriously ill injured, or to be otherwise in need of immediate medical attention and who are without documented medical clearance from a licensed medical authority.

     8  .1.2  Esmor  shall  not  be  required   to  accept   juveniles   without
documentation properly authorizing their placement.

     8-2 Return Of Residents. Esmor shall have the right to return to the referring county juveniles who do not conform to the juvenile profile or juveniles whose behavior presents a threat to other juveniles, Facility staff, or the security of the Facility. In the event that Esmor exercises its right to return a juvenile, Esmor shall give the referring county oral and/or written notice and the referring county shall remove the juvenile immediately upon receipt of notice. The referring county agrees that it will at all times indemnify and hold harmless Esmor against any and all losses caused or arising out of the referring county' s negligent failure to remove a juvenile as hereinbefore provided.

     8.3 Non-delegation. In completing their obligations under this Agreement, the parties agree that Esmor's authority shall be limited by applicable law as well as well as the express limitation that this Agreement does not authorize, allow or imply a delegation of authority -by the County to Esmor of the following.

     8.3.1 Determining a juvenile's release date.

     8.3.2 Determining a juvenile's placement after release.

     8.3. 3 Granting a juvenile any form of special or temporary release authorization.

     8-4 Discharge. Esmor shall discharge juveniles only upon expressed written direction from the county. Such direction must be received by Esmor at least three (3) business days prior to the date the Juvenile is to be released. Juveniles will not be discharged directly into the community; they will be accompanied by an Esmor employee or appropriate law enforcement officer and transported to an appropriate location for discharge.

                                  ARTICLE NINE
                             INSURANCE AND INDEMNITY

     9. 1 Insurance, Esmor will at all times keep its property and operations of an insurable nature and of the character usually insured by companies engaged in similar operations in amounts customarily carried, and against loss or damage from such causes as are customarily insured against by similar companies, in amounts not less than One (1) million dollars. All such insurance shall be effected with responsible insurance carriers. Esmor shall obtain and maintain an adequate plan of insurance, including insurance against civil rights violations, covering the parties, their officers, employees and agents for all liability claims arising from the services performed by Esmor. Said plan of insurance shall be adequate to provide coverage to cover both parties for any and all claims arising from the services by Esmor pursuant to the terms of this Agreement and shall name the County as an additionally insured party.

     The County shall maintain in full force during the term of this Agreement all risk property damage insurance covering the Facility to the extent of their full replacement value with an insurance company qualified to do business in the State of Texas and having a Best Key Rating Guide general policy holder's rating of A- or better and a financial rating of VII or better. If the Facility is damaged by fire or other casualty, the County shall, at its sole cost and expense, proceed immediately to rebuild or repair the Facility to its condition prior to such fire or other casualty.

     9.2 Indemnity. Except as expressly provided herein to the contrary, Esmor agrees that it will at all times indemnify and hold harmless the County against any and all losses which occur on the premises and which are caused or arise out of Esmor's operation of the Programs; provided, however, Esmor shall not be obligated to indemnify the County against losses resulting from the County's fraud, negligence, willful misconduct or theft on the part of the County, its officers, employees or agents.

                                  ARTICLE TEN
                                  MISCELLANEOUS


     10.1 Inspection. Esmor shall permit such employees or agents of the County as the County may designate to visit the Programs and to examine, copy and make extracts from Esmor's records relating to the Programs and to discuss its affairs, operations and records with its officers, employees and agents, all at such times and intervals and to such extent as the County may reasonably require. Esmor shall promptly provide to the County such other information as the County may from time to time reasonably request.

     10.2 AIDS and HIV Infection. Esmor shall adopt and implement workplace guidelines concerning persons with AIDS and HIV infection and shall also develop and implement guidelines regarding confidentiality of AIDS and HIV-related medical information for employees of Esmor and for juveniles served by Esmor in accordance with the provisions found in Acts 1989, 71st Texas Leg., Ch. 1195,
Section 5.03 and Section 5.04.

     10.3 Avoidance of Illegality. In the event that this Agreement or any portion hereof should be found, deemed or judged by a judicial or regulatory body to be illegal or to constitute an improper delegation of the County's authority, the parties shall use all reasonable efforts and shall cooperate to cure such illegality or impropriety.

     10.4 Amendment. This Agreement may be amended only in writing.

     10.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of the Agreement.

     10.6 Assignment: Successors. This Agreement is a continuing obligation and shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of their respective successors and assigns. Esmor shall make no assignment without first obtaining the County's written permission to do so; however, Esmor may, without obtaining the County's consent, assign its right to receive payments under this Agreement (but not its obligations) to any of Esmor's current or future lenders.

     10.7 Notices. All notices and other communications under this Agreement shall be in writing with first class postage prepaid, addressed as follows:

If to Esmor:

President, Esmor Correctional Services, Inc.
1819 Main Street, Suite 1000
Sarasota, Florida 34236

If to the County:

County Judge, Colorado County Court
Colorado County Courthouse
Columbus, Texas 78934

or as otherwise specified by notice from the appropriate party to the other.

     10.8 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Colorado County, Texas.

     10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     10.10 Severability. Any provision of this Agreement which is prohibited, unenforceable or ' not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provision hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     10.11 Telephone System. It is understood that Esmor intends to contract with a third party provider to install the telephone system in the Facility. Esmor may be paid royalties or fees for the use of the telephone system by juveniles at the Facility and Esmor agrees to use such royalties and fees first to offset the cost of installing the telephone system used in connection with the administration of the Facility and thereafter, for the purpose of providing program services for juveniles at the Facility.

     In Witness Whereof, the Parties hereto have executed this Agreement as of the date first above written.


                                ESMOR CORRECTIONAL SERVICES, INC.,
                                a Delaware corporation ("Esmor")



                                By:
                                   -------------------------------
                                   James Slattery, President and
                                   Chief Executive officer



                                COLORADO COUNTY
                                ("County")


                                By:
                                   -------------------------------
                                   Judge Vince Slominski

                                   EXHIBIT "A"


                                    The Site

                                   EXHIBIT "B"


                  Services to be provided by City of Eagle Lake


     1. Obtain Phase I Environmental Site Assessment for the Site.

     2. Bring all necessary water and sanitary sewer facilities to the Facility and waive all tap or connection costs for work and sewer services for the Facility.

     3. Purchase the Site from its current owner for $50,000.00 and convey the Site to the County or lease the Site to the County for a term of at least twenty
(20) years after the Commencement Date.

     4. Solicit community participation in vocational training opportunities, religious services and ministries and health care services.